As filed with the Securities and Exchange Commission on May 16, 2003.

                                                      Registration No. 333-86051



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                Koala Corporation
             (Exact name of Registrant as specified in its charter)

           Colorado                                          84-1238908
--------------------------------                            ------------
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                          Identification No.)


             7881 S. Wheeling Ct.
             Englewood, Colorado                          80112
             -------------------                          ------
  (Address of Principal Executive Offices)              (Zip Code)


                                Koala Corporation
                             1995 Stock Option Plan
                             -----------------------
                            (Full title of the plan)


                                Jeffrey L. Vigil
                                Koala Corporation
                              7881 S. Wheeling Ct.
                            Englewood, Colorado 80112
                            -------------------------
                     (Name and address of agent for service)

                                  303-539-8300
                                  ------------
          (Telephone number, including area code, of agent for service)

                            Removal from Registration

On August 27, 1999, Koala Corporation, a Colorado corporation (the "Registrant") filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-86051) registering the sale of an aggregate of 650,000 shares of the Registrant's common stock, par value $.10 per share, pursuant to the Registrant's 1995 Stock Option Plan (the "Plan"). The Registrant effected a 2 for 1 stock split on October 28, 1999; accordingly, subsequent to the stock split Registration No. 333-86051 related to the issuance of up to 1,300,000 shares of the Registrant's common stock.

On May 2, 2003, the Registrant filed a Form 15 to terminate the registration of its common stock under the Exchange Act. In conjunction with such termination of registration, the offering pursuant to Registration No. 333-86051 has been terminated. At the time of termination, 91,000 shares of Common Stock had been issued by the Registrant to participants under the Plan. This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister the remaining 1,209,000 shares of common stock remaining unsold upon termination of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement 333-86051 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 12, 2003.

                                            KOALA CORPORATION


                                            By: /s/  Jeffrey L. Vigil
                                               ----------------------------
                                               Jeffrey L. Vigil
                                               Treasurer and Vice President -
                                               Finance & Administration


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                Date

/s/ James A. Zazenski        President, and Chief                 May 12, 2003
-------------------------    Operating Officer
    James A. Zazenski        (Principal Executive Officer)


/s/ Jeffrey L. Vigil         Treasurer and Vice President -       May 12, 2003
-------------------------    Finance & Administration
    Jeffrey L. Vigil         (Principal Financial Officer and
                             Principal Accounting Officer)


/s/ John T. Pfannenstein     Chairman and Director                May 12, 2003
-------------------------
    John T. Pfannenstein


/s/ Nancy Pierce             Director                             May 12, 2003
-------------------------
    Nancy Pierce


/s/ Randy Stein              Director                             May 12, 2003
-------------------------
    Randy Stein


/s/ Richard Akright          Director                             May 12, 2003
-------------------------
    Richard Akright